Exhibit 10.25

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. IT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.

THE SALE OF THE SECURITIES THAT IS THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO SUCH QUALIFICATION IS UNLAWFUL UNLESS THE SALE OF THE SECURITIES IS EXEMPT FROM QUALIFICATION BY 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED UNLESS THE SALE IS SO EXEMPT.

RITTER PHARMACEUTICALS, INC.
SUBORDINATED CONVERTIBLE PROMISSORY NOTE

$80,000.00	September 8, 2014

Los Angeles, California

FOR VALUE RECEIVED, RITTER PHARMACEUTICALS, INC., a Delaware corporation (the “Company”), promises to pay to Javelin Venture Partners, LP (“Holder”), or its registered assigns, in lawful money of the United States of America the principal sum of eighty thousand dollars ($80,000), or so much thereof as may be advanced under this Subordinated Convertible Promissory Note (this “Note”), together with simple interest thereon at the annual rate of eight percent (8.00%) per annum (the “Interest Rate”), computed on the basis of the actual number of days elapsed and a year of 365 days.

This Note is one of the subordinated convertible promissory notes (all such notes, including this Note, collectively, the “Notes”) issued pursuant to the Company’s 2014(A) Note Purchase Agreement (as amended, modified or supplemented, the “Note Purchase Agreement”), between the Company, Holder and the other Persons party thereto (collectively, including Holder, the “Holders”). The terms and provisions of the Note Purchase Agreement are incorporated herein by this reference. This Note is a single advance note.

The following is a statement of the rights of Holder and the conditions to which this Note is subject, and to which Holder, by the acceptance of this Note, agrees:

1.          Definitions. Capitalized terms not otherwise defined herein shall have the following meanings:

(a)        “Affiliate” shall mean any Person under the control of, controlled by or under common control with another Person.

(b)        “Common Stock” shall mean shares of the Company’s Common Stock, par value $0.001 per share.

(c)        “Company” includes the entity initially executing this Note and any Person which shall succeed to or assume the obligations of the Company under this Note.

(d)        “Business Day” shall means any day that is not a Saturday, Sunday, or other day on which banks in the State of California are authorized or required to close.

(e)        “Charter” shall mean the Company’s Amended and Restated Certificate of Incorporation, as in effect on the date hereof and as amended from time to time.

(f)         “Conversion Event” shall mean any of conversion of this Note pursuant to Section 6 below.

(g)        “Derivative Securities” means any securities or rights convertible into, or exercisable or exchangeable for (in each case, directly or indirectly), Common Stock, including options, warrants and preferred stock.

(h)        “Event of Default” shall have the meaning set forth in Section 4 below.

(i)         “Fully Diluted Outstanding Capital” shall mean the total number of shares of Common Stock outstanding assuming the conversion, exchange and/or exercise of all outstanding Derivative Securities other than the Notes.

(j)         “Lien” shall mean, with respect to any property, any security interest, mortgage, pledge, lien, claim, charge or other encumbrance in, of, or on such property or the income therefrom, including, without limitation, the interest of a vendor or lessor under a conditional sale agreement, capital lease or other title retention agreement, or any agreement to provide any of the foregoing, and the filing of any financing statement or similar instrument under the Uniform Commercial Code or comparable law of any jurisdiction.

(k)        “Majority in Interest” shall mean Holders holding more than fifty percent (50%) of the aggregate outstanding principal amount of the Notes issued pursuant to the Note Purchase Agreement.

(l)         “Material Adverse Effect” shall mean a material adverse effect on (a) the Company’s financial condition or business as now conducted or proposed to be conducted; (b) the ability of the Company to pay or perform the Obligations in accordance with the terms of this Note and the Note Purchase Agreement and to avoid an Event of Default, or an event which, with the giving of notice or the passage of time or both, would constitute an Event of Default; or (c) the rights and remedies of Holder under this Note and the Note Purchase Agreement.

(m)       “Maturity Date” shall mean twelve (12) months from date this Note is issued.

(n)        “Obligations” shall mean and include all loans, advances, debts, liabilities and obligations, howsoever arising, owed by the Company to Holder of every kind and description (whether or not evidenced by any note or instrument and whether or not for the payment of money), now existing or hereafter arising under or pursuant to the terms of this Note and the Note Purchase Agreement, including, all interest, fees, charges, expenses, attorneys’ fees and costs and accountants’ fees and costs chargeable to and payable by the Company hereunder and thereunder, in each case, whether direct or indirect, absolute or contingent, due or to become due, and whether or not arising after the commencement of a proceeding under Title 11 of the United States Code (11 U. S. C. Section 101 et seq.), as amended from time to time (including post-petition interest) and whether or not allowed or allowable as a claim in any such proceeding.

(o)        “Person” shall mean and include an individual, a partnership, a corporation (including a business trust), a joint stock company, a limited liability company, an unincorporated association, a joint venture or other entity or a governmental authority.

(p)        “Preferred Director” means any member of the Board of Directors subject to election exclusively by the holders of one or more series of the Company’s Preferred Stock in accordance with the Company’s certificate of incorporation, as in effect from time to time.

(q)        “Qualified Equity Financing” shall mean an equity financing pursuant to which the Company sells, with the principal purpose of raising capital, a new class of preferred stock (the “Preferred Securities”) with an aggregate sales price of not less than $3,000,000, including the principal and accrued but unpaid interest of any Notes which are converted into such Preferred Securities.

(r)         “Sale Event” shall mean (i) any “person” or “group” (within the meaning of Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), becomes the “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended), directly or indirectly, of more than 50% of the outstanding voting securities of the Company having the right to vote for the election of members of the Board of Directors, (ii) any reorganization, merger or consolidation of the Company, other than a transaction or series of related transactions in which the holders of the voting securities of the Company outstanding immediately prior to such transaction or series of related transactions retain, immediately after such transaction or series of related transactions, at least a majority of the total voting power represented by the outstanding voting securities of the Company or such other surviving or resulting entity or (iii) a sale, lease or other disposition of all or substantially all of the assets of the Company. Notwithstanding the forgoing, a Sale Event shall not be deemed to have occurred upon a transfer of the Company’s capital stock, without consideration, between a stockholder of Company and an affiliate, member or limited partner of such stockholder, a sale of Company’s equity securities in a public offering, or a sale of Company’s equity securities to one or more venture capital investors with the primary purpose of raising capital.

(s)        “Securities Act” shall mean the Securities Act of 1933, as amended.

(t)        “Senior Indebtedness” shall mean, unless expressly subordinated to or made on a parity with the amounts due under this Note, the principal of (and premium, if any), unpaid interest on and amounts reimbursable, fees, expenses, costs of enforcement and other amounts due in connection with, (i) indebtedness of Company, to banks, commercial finance lenders, other lending institutions regularly engaged in the business of lending money, or any other lenders (excluding (A) venture capital, investment banking or similar institutions which sometimes engage in lending activities but which are primarily engaged in investments in equity securities and (B) equipment lenders or equipment lessors that advance indebtedness to Company solely to be used for the purchase, finance or acquisition of equipment and where such indebtedness is secured solely by such equipment), which is for money borrowed whether or not secured, and (ii) any such indebtedness or any debentures, notes or other evidence of indebtedness issued in exchange for such Senior Indebtedness, or any indebtedness arising from the satisfaction of such Senior Indebtedness by a guarantor.

2.          Payment. All outstanding principal, together with any then unpaid and accrued interest and any other amounts payable hereunder, shall be due and payable upon the earlier of (i) ten days written notice to the Company by the Holder following the Maturity Date, or (ii) when, upon or after the occurrence of an Event of Default (as defined below), such amounts are declared due and payable by Holder in accordance with Section 5 below. In the event that the Maturity Date falls on a date other than a Business Day, the payment due on such date shall be made on the next Business Day. For purposes of clarity, this Note may not be repaid in the absence of a demand for such repayment by the Holder hereof other than in connection with a Sale Event, as set forth below.

3.          Prepayment.   This Note may not be prepaid without the prior written consent of the Holder.

4.          Events of Default.   The occurrence of any of the following shall constitute an “Event of Default” under this Note and the Note Purchase Agreement:

(a)        Failure to Pay. The Company shall fail to make any principal or interest payment or any other payment required under the terms of this Note within two (2) Business Days of the date such payment is due; or

(b)        Voluntary Bankruptcy or Insolvency Proceedings.   The Company shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) be unable, or admit in writing its inability, to pay its debts generally as they mature, (iii) make a general assignment for the benefit of its or any of its creditors, (iv) be dissolved or liquidated, (v) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, or (vi) take any action for the purpose of effecting any of the foregoing; or

(c)        Involuntary Bankruptcy or Insolvency Proceedings.   Proceedings for the appointment of a receiver, trustee, liquidator or custodian of the Company or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to the Company or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within 30 days of commencement.

5.         Rights of Holder upon Default. Upon the occurrence or existence of an Event of Default described in Section 4(a) and at any time thereafter during the continuance of such Event of Default, Holder may, with the consent of a Majority in Interest, by written notice to the Company, declare all outstanding Obligations payable by the Company hereunder to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived. Upon the occurrence or existence of an Event of Default described in Sections 4(b) or 4(c), all outstanding Obligations payable by the Company hereunder shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the Note Purchase Agreement to the contrary notwithstanding. In addition to the foregoing remedies, upon the occurrence or existence of any Event of Default and, in the case of an Event of Default described in Section 4(a), subject to the consent of a Majority in Interest, Holder may exercise any other right, power or remedy granted to it by this Note and the Note Purchase Agreement or otherwise permitted to it by law, either by suit in equity or by action at law, or both. Notwithstanding the foregoing, if, on the date that is six (6) months from an Event of Default described in Section 4(a), and provided such Event of Default is continuing at such time, a Majority in Interest has not exercised any or all of its rights hereunder, Holder may seek to exercise any or all rights it may have at such time without seeking the consent of a Majority in Interest.

6.         Qualified Equity Financing; Sale Event.

(a)         Conversion Upon Qualified Equity Financing.   Upon consummation of a Qualified Equity Financing during the term this Note remains outstanding, the outstanding principal amount of and all accrued but unpaid interest under this Note shall automatically convert into shares of Preferred Stock (“Preferred Securities”) at a price per share equal to seventy-five percent (75%) of the price per share paid by the investors (other than the Holders) participating in the Qualified Equity Financing and otherwise on the same terms as the Qualified Equity Financing.

(b)       Repayment Upon Sale Event.   Upon the consummation of a Sale Event during the term this Note remains outstanding, the outstanding principal amount of and all accrued but unpaid interest under this Note shall become immediately due and payable along with an additional payment equal to one hundred percent (100%) of the original principal amount advanced hereunder.

(c)        Delivery.   Upon conversion of this Note pursuant to a Conversion Event, the Holder hereby agrees to execute and deliver to the Company all transaction documents related to the Conversion Event including, if applicable, customary representations and warranties and transfer restrictions, and having the same terms as those agreements entered into by the Company’s other holders of Preferred Securities or Common Stock, as applicable. Upon conversion of this Note pursuant to a Conversion Event, the Holder also agrees to deliver the original of this Note (or a notice to the effect that the original Note has been lost, stolen or destroyed and an agreement acceptable to the Company whereby the holder agrees to indemnify the Company from any loss incurred by it in connection with this Note) for cancellation; provided, however, that upon consummation of the Conversion Event this Note shall be deemed converted and of no further force and effect, whether or not it is delivered for cancellation as set forth in this sentence.

(d)       Fractional Shares; Interest; Effect of Conversion. No fractional shares shall be issued upon conversion of this Note. In lieu of the Company issuing any fractional shares to Holder upon the conversion of this Note, the Company shall pay to Holder an amount equal to the product obtained by multiplying the conversion price by the fraction of a share not issued pursuant to the previous sentence. Upon conversion of this Note in full and the payment of any amounts specified in this Section 6(d), the Company shall be forever released from all its obligations and liabilities under this Note.

7.         Additional Debt. The Company shall not incur any Senior Indebtedness or any additional indebtedness not contemplated by the Note Purchase Agreement without the prior approval of the holders of a Majority in Interest.

8.         Successors and Assigns. Subject to any restrictions on transfer described below, the rights and obligations of the Company and Holder shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

9.         Waiver and Amendment. Any provision of this Note may be amended, waived or modified upon the written consent of the Company and a Majority in Interest; provided, however, that no such amendment, waiver or consent shall: (i) reduce the principal amount of this Note without Holder’s written consent, or (ii) reduce the applicable Interest Rate of this Note without Holder’s written consent.

10.       Transfer of this Note. Holder may not sell or otherwise dispose of this Note without the prior approval of the Company, in its sole discretion. With respect to any proposed offer, sale or other disposition of this Note, Holder will give written notice to the Company prior thereto, describing briefly the manner thereof, together with a written opinion of Holder’s counsel, or other evidence if reasonably satisfactory to the Company, to the effect that such offer, sale or other distribution may be effected without registration or qualification (under any federal or state law then in effect). Upon receiving such written notice and reasonably satisfactory opinion, if so requested, or other evidence, the Company, as promptly as practicable, shall in its sole discretion determine whether Holder may sell or otherwise dispose of this Note, all in accordance with the terms of the notice delivered to the Company. The Company shall so notify Holder promptly after such determination has been made. Each Note thus transferred and each certificate representing the securities thus transferred shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with the Securities Act, unless in the opinion of counsel for the Company such legend is not required in order to ensure compliance with the Securities Act. The Company may issue stop transfer instructions to its transfer agent in connection with such restrictions. Subject to the foregoing, transfers of this Note shall be registered upon registration books maintained for such purpose by or on behalf of the Company. Prior to presentation of this Note for registration of transfer, the Company shall treat the registered holder hereof as the owner and holder of this Note for the purpose of receiving all payments of principal and interest hereon and for all other purposes whatsoever, whether or not this Note shall be overdue and the Company shall not be affected by notice to the contrary.

11.        Assignment by the Company. Neither this Note nor any of the rights, interests or obligations hereunder may be assigned, by operation of law or otherwise, in whole or in part, by the Company without the prior written consent of a Majority in Interest. Notwithstanding the foregoing, the Company may, with the consent of its Board of Directors (which consent includes the consent of each and every then-serving Preferred Director), assign this Note to a new corporation (the “Newco”) formed for the purpose of developing and commercializing RP-G28, the Company’s primary drug candidate for the treatment of lactose intolerance and related purposes, in connection with the split off of that part of its business from the Company (the “Split Off Assignment”). In the event of any Split Off Assignment, this Note shall become the obligation of Newco and references to the Company herein shall be deemed references to Newco.

12.        Notices.         All notices, requests, demands, consents, instructions or other communications required or permitted hereunder shall in writing and faxed, mailed or delivered to each party at the respective addresses of the parties as set forth in the Note Purchase Agreement, or at such other address or facsimile number as the Company shall have furnished to Holder in writing. All such notices and communications will be deemed effectively given the earlier of (i) when received, (ii) when delivered personally, (iii) one business day after being delivered by facsimile (with receipt of appropriate confirmation), (iv) one business day after being deposited with an overnight courier service of recognized standing or (v) four days after being deposited in the U.S. mail, first class with postage prepaid.

13.        Pari Passu Notes. Holder acknowledges and agrees that the payment of all or any portion of the outstanding principal amount of this Note and all interest hereon shall be pari passu in right of payment and in all other respects to the other Notes issued pursuant to the Note Purchase Agreement. In the event Holder receives payments in excess of its pro rata share of the Company’s payments to all Holders, then Holder shall hold in trust all such excess payments for the benefit of the other Holders and shall pay such amounts held in trust to such other Holders upon demand by such other Holders.

14.        Subordination. The indebtedness evidenced by this Note is hereby expressly subordinated, to the extent and in the manner hereinafter set forth, in right of payment to the prior payment in full of all of the Company’s Senior Indebtedness.

(a)        Insolvency Proceedings. If there shall occur any receivership, insolvency, assignment for the benefit of creditors, bankruptcy, reorganization, or arrangements with creditors (whether or not pursuant to bankruptcy or other insolvency laws), sale of all or substantially all of the assets, dissolution, liquidation, or any other marshaling of the assets and liabilities of the Company, (i) no amount shall be paid by the Company in respect of the principal of, interest on or other amounts due with respect to this Note at the time outstanding, unless and until the principal of and interest on the Senior Indebtedness then outstanding shall be paid in full, and (ii) no claim or proof of claim shall be filed with the Company by or on behalf of Holder which shall assert any right to receive any payments in respect of the principal of and interest on this Note except subject to the payment in full of the principal of and interest on all of the Senior Indebtedness then outstanding.

(b)       Default on Senior Indebtedness. If there shall occur an event of default which has been declared in writing with respect to any Senior Indebtedness, as defined therein, or in the instrument under which it is outstanding, permitting the holder to accelerate the maturity thereof and Holder shall have received written notice thereof from the holder of such Senior Indebtedness, then, unless and until such event of default shall have been cured or waived or shall have ceased to exist, or all Senior Indebtedness shall have been paid in full, no payment shall be made in respect of the principal of or interest on this Note, unless within one hundred eighty (180) days after the happening of such event of default, the maturity of such Senior Indebtedness shall not have been accelerated. Not more than one notice may be given to Holder pursuant to the terms of this Section 14(b) during any 360 day period.

(c)        Further Assurances. By acceptance of this Note, Holder agrees to execute and deliver customary forms of subordination agreement requested from time to time by holders of Senior Indebtedness, and as a condition to Holder’s rights hereunder, the Company may require that Holder execute such forms of subordination agreement; provided, however, that such forms shall not impose on Holder terms less favorable than those provided herein.

(d)        Other Indebtedness. No indebtedness which does not constitute Senior Indebtedness shall be senior in any respect to the indebtedness represented by this Note.

(e)        Subrogation. Subject to the payment in full of all Senior Indebtedness, Holder shall be subrogated to the rights of the holder(s) of such Senior Indebtedness (to the extent of the payments or distributions made to the holder(s) of such Senior Indebtedness pursuant to the provisions of this Section 14) to receive payments and distributions of assets of the Company applicable to the Senior Indebtedness. No such payments or distributions applicable to the Senior Indebtedness shall, as between the Company and its creditors, other than the holders of Senior Indebtedness and Holder, be deemed to be a payment by the Company to or on account of this Note; and for purposes of such subrogation, no payments or distributions to the holders of Senior Indebtedness to which Holder would be entitled except for the provisions of this Section 14 shall, as between the Company and its creditors, other than the holders of Senior Indebtedness and Holder, be deemed to be a payment by the Company to or on account of the Senior Indebtedness.

(f)         No Impairment. Subject to the rights, if any, of the holders of Senior Indebtedness under this Section 14 to receive cash, securities or other properties otherwise payable or deliverable to Holder, nothing contained in this Section 14 shall impair, as between the Company and Holder, the obligation of the Company, subject to the terms and conditions hereof, to pay to Holder the principal hereof and interest hereon as and when the same become due and payable, or shall prevent Holder, upon default hereunder, from exercising all rights, powers and remedies otherwise provided herein or by applicable law.

(g)        Lien Subordination. Any Lien of Holder, whether now or hereafter existing in connection with the amounts due under this Note, on any assets or property of the Company or any proceeds or revenues therefrom which Holder may have at any time as security for any amounts due and obligations under this Note shall be subordinate to all Liens now or hereafter granted to a holder of Senior Indebtedness by the Company or by law, notwithstanding the date, order or method of attachment or perfection of any such Lien or the provisions of any applicable law.

(h)        Reliance of Holders of Senior Indebtedness.   Holder, by its acceptance hereof, shall be deemed to acknowledge and agree that the foregoing subordination provisions are, and are intended to be, an inducement to and a consideration of each holder of Senior Indebtedness, whether such Senior Indebtedness was created or acquired before or after the creation of the indebtedness evidenced by this Note, and each such holder of Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and holding, or in continuing to hold, such Senior Indebtedness.

15.        Usury.   In the event any interest is paid on this Note which is deemed to be in excess of the then legal maximum rate, then that portion of the interest payment representing an amount in excess of the then legal maximum rate shall be deemed a payment of principal and applied against the principal of this Note. The Company agrees that the interest rate contracted for in connection with the credit accommodations evidenced by this Note and the Note Purchase Agreement includes the interest rate set forth herein and any other charges, costs, fees and expenses incident to this transaction paid by or on behalf of the Company, or any benefit received by or on behalf of any Holder, to the extent the same are deemed interest under applicable law.

16.       Waivers.   The Company hereby waives notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor and all other notices or demands relative to this instrument.

17.        Governing Law and Jurisdiction.   This Note and all actions arising out of or in connection with this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to the conflicts of law provisions of the State of Delaware or of any other state. This Note and all actions arising out of or in connection with this Note shall be subject to the exclusive jurisdiction of the state and federal courts located in Los Angeles, California, and each Holder expressly consents to such jurisdiction and waives any objection to such jurisdiction based on forum non-conveniens or any similar theory.

(Signature Page Follows)

The Company has caused this Note to be issued as of the date first written above.

RITTER PHARMACEUTICALS, INC.

By:	/s/ Andrew J. Ritter
ANDREW J. RITTER
President and Chief Executive Officer

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